================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             COAST RESORTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                              COAST RESORTS, INC.
                          4500 WEST TROPICANA AVENUE
                            LAS VEGAS, NEVADA 89103



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                 May 13, 1998


     The 1998 Annual Meeting of the Stockholders of Coast Resorts, Inc., a Nevada corporation (the "Company"), will be held in the Mardi Gras Room at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 13, 1998, commencing at 9:00 a.m. (Pacific Daylight Time) for the following purposes:

          1. To elect three Class II directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified Class I directors; and

          2. To consider and act upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

     Pursuant to the Bylaws of the Company, the time and date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof is fixed as of the close of business on April 13, 1998. Accordingly, only stockholders of record as of the commencement of business on April 13, 1998 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company thereafter.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

     Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their Proxy.

                               By Order of the Board Directors


                               /s/ J. Tito Tiberti
                               J. Tito Tiberti
                               Secretary

Las Vegas, Nevada
April 14, 1998

                              COAST RESORTS, INC.
                          4500 WEST TROPICANA AVENUE
                            LAS VEGAS, NEVADA 89103

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 13, 1998


     This Proxy Statement is first being mailed on or about April 14, 1998 to stockholders of Coast Resorts, Inc., a Nevada corporation (the "Company"), of record as of the close of business on April 13, 1998.

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of the Company for use at the Company's 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 13, 1998, and at any adjournment or postponement thereof. Pursuant to the Bylaws of the Company, a Proxy must be filed with the Secretary of the Company at or before the Annual Meeting in order to be valid. It may be revoked at any time prior to its use by
(1) providing a written revocation to the Secretary of the Company at its offices, (2) executing and delivering a later dated Proxy, or (3) attending the Annual Meeting and voting in person. Shares represented by an unrevoked Proxy will be voted as directed by the stockholder. If no direction is given, such shares will be voted for the election of the nominees named herein for election as directors, and in the discretion of the proxy holders with respect to any other matters properly presented to the Annual Meeting and at any adjournment or postponement thereof.

                                 VOTING RIGHTS



     Only stockholders of record at the commencement of business on April 13, 1998 are entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 1,494.352.94 shares of the Company's common stock, $.01 par value (the "Common Stock"). The presence, either in person or by proxy, of persons entitled to vote 50% of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote in connection with each matter submitted for stockholder approval. Abstentions and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether approval of the stockholders has been obtained with respect to any such matter and thus will have the effect of a "No" vote in connection with each such matter submitted for stockholder approval.

                             ELECTION OF DIRECTORS



     Pursuant to the Articles of Incorporation and Bylaws of the Company, at the Annual Meeting stockholders will elect directors to serve until the 2001 Annual Meeting of Stockholders until their successors are duly elected and qualified. The Board has nominated the three current directors to stand for re-election at the Annual Meeting for the following terms: Messrs. F. Michael Corrigan, Charles Silverman and Joseph Blasco- Class II for a term ending at the 2001 Annual Meeting of Stockholders and until their successors have been elected and qualified. The enclosed Proxy, unless indicated to the contrary, will be voted for the Board's nominees.

     Under the Company's Bylaws, in order to be effective, nominations by a stockholder of a candidate for election as a director must be submitted to the Secretary of the Company not later than sixty days in advance of the Annual Meeting. Any such notice of nomination must set forth: (I) the name, age, business address and residence address of each nominee proposed in such notice,
(ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required under the rules and regulations of the Securities and Exchange Commission ("SEC") in a proxy statement soliciting proxies for the election of such nominees. Such notice must also include a written consent to serve as a director, if elected, executed by each such nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following tables set forth the names and ages of the directors and executive officers of the Company, their respective positions and the expiration dates of their respective terms.

                        DIRECTORS AND EXECUTIVE OFFICERS

                                                                      Term as a
                                                                      Director
  Name                 Age           Position(s) Held                 Expires
________________________________________________________________________________

                            NOMINEES FOR RE-ELECTION
                            ------------------------


F. Michael Corrigan    62     Director                                    1998

Charles Silverman      65     Director                                    1998

Joseph Blasco          54     Director                                    1998


                                OTHER DIRECTORS
                                ---------------


Michael J. Gaughan     55     Director, Chairman of the Board             2000
                              and Chief Executive Officer

Harlan D. Braaten      47     Director, President and Chief               2000
                              Operating Officer

Jerry Herbst           59     Director, Vice President, Treasurer         1999
                              and Assistant Secretary

J. Tito Tiberti        52     Director, Vice President and Secretary      1999

Gage Parrish           44     Director, Vice President, Chief Financial   2000
                              Officer and Assistant Secretary



     MICHAEL J. GAUGHAN. Mr. Gaughan has been a director of the Company since its formation in September 1995 and is the Chairman of the Board and Chief Executive Officer of the Company. He is also a director and Chairman of the Board and Chief Executive Officer of Coast Hotels and Casinos, Inc. ("Coast Hotels") and a director and President of Coast West, Inc. ("Coast West"), both subsidiaries of the Company. Mr. Gaughan was a general partner of the Barbary Coast Hotel and Casino, a Nevada partnership (the "Barbary Coast Partnership"), from its inception in 1979 until January 1, 1996, the effective date of the reorganization (the "Reorganization") in which the Barbary Coast Partnership and the Gold Coast Hotel and Casino, a Nevada limited partnership (the "Gold Coast Partnership" and, together with the Barbary Coast Partnership, the "Predecessor Partnerships"), were consolidated and reorganized pursuant to an Agreement and Plan of Reorganization, as supplemented and amended, entered into among each of the Predecessor Partnerships, Gaughan-Herbst, Inc., the sole general partner of the Gold Coast Partnership, and the Company. Mr. Gaughan served as the managing general partner of the Gold Coast Partnership from its inception in December 1986 until the effective date of the Reorganization. Mr. Gaughan and Mr. Herbst were the sole shareholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the Reorganization. Mr. Gaughan has been involved in the gaming industry since 1960 and has been licensed as a casino operator since 1967.

     HARLAN D. BRAATEN. Mr. Braaten joined the Company as the President, Chief Financial Officer and a director in October 1995, and was appointed Chief Operating Officer in February 1996. Mr. Braaten is also the President and Chief Operating Officer of Coast Hotels. Prior to joining the Company, Mr. Braaten was employed in various capacities, including the general manager and, most recently, senior vice president treasurer and chief financial officer of Rio Hotel & Casino, Inc. In Las Vegas. From March 1989 to February 1991, Mr. Braaten was vice president, finance of MGM/Marina Hotel and Casino in Las Vegas, Nevada. Prior thereto, from November 1983 to March 1989, Mr. Braaten was property controller for Harrah's in Reno, Nevada. Mr. Braaten has over 18 years of experience in the Nevada gaming market.

     JERRY HERBST. Mr. Herbst has been a director, Vice President, Treasurer and Assistant Secretary of the Company since its formation in September 1995.
He is also a director and Vice President, Treasurer and Assistant Secretary of Coast Hotels and of Coast West. Mr. Herbst has been the president of Terrible Herbst Oil Company, an owner and operator of gas stations and car washes, since 1959. Mr. Herbst and Mr. Gaughan were the only shareholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the effective date of the Reorganization. Mr. Herbst has served as a member of the board of directors of Bank of America since 1977 and of Nevada Power Company since 1990.

     J. TITO TIBERTI. Mr. Tiberti has been a director, Vice President and Secretary of the Company since its formation in September 1995. He is also a director and Vice President and Secretary of Coast Hotels and of Coast West.
Mr. Tiberti is the president, a director and a shareholder of, and together with his immediate family controls, J. A. Tiberti Construction Company, Inc. ("Tiberti Construction"), a construction company which served as the general contractor for the construction of The Orleans Hotel and Casino. He has also served as managing partner of The Tiberti Construction Company, a real estate rental and development company, since 1971. The Tiberti Company is the lessor of the real property site for The Orleans. Mr. Tiberti has been involved in the gaming industry for 18 years and was a general partner of the Barbary Coast Partnership prior to the effective date of the Reorganization.

     GAGE PARRISH. Mr. Parrish was named Vice President, Finance, Assistant Secretary and a director of the Company and Coast Hotels in October 1995 and was promoted to Chief Financial Officer in February 1996. Since 1986, he had been the Controller and Chief Financial Officer of the Gold Coast Partnership prior to the effective date of the Reorganization. From 1981 to 1986, Mr. Parrish served as Assistant Controller of the Barbary Coast Partnership. Mr. Parrish is a certified public accountant and has approximately 17 years experience in the gaming industry.

     F. MICHAEL CORRIGAN. Mr. Corrigan was elected as a director of the Company and Coast Hotels effective as of March 1, 1996. Since July 1989, Mr. Corrigan has served as the chief executive officer of Corrigan Investments, Inc., which owns and manages real estate in Nevada and Arizona. In addition, Mr. Corrigan is the chief executive officer of Corstan, Inc., a mortgage servicing company, and was previously the owner, president and chief operating officer of Stanwell Mortgage, a Las Vegas mortgage company.

     CHARLES SILVERMAN. Mr. Silverman was elected as a director of the Company and Coast Hotels effective as of March 1, 1996. Mr. Silverman is the president and sole stockholder of Yates-Silverman, Inc., which specializes in developing theme-oriented interiors and exteriors and is a leading designer of hotels and casinos. Completed projects of Yates-Silverman, Inc. include New York, New York, Excalibur, Circus Circus, Luxor, the Trump Taj Mahal, Trump Castle, and Atlantic City Showboat. Yates-Silverman, Inc. worked on The Orleans. Mr. Silverman has served as the president of Yates-Silverman, Inc. since its inception in 1971.

     JOSEPH BLASCO. Mr. Blasco was elected as a director of the Company and Coast Hotels effective as of December 16, 1996. Since 1984, Mr. Blasco has been a partner in the real estate development partnership which developed in Spanish Trail community in Las Vegas, a project which includes over 1,200 homes, a 27-hole golf course and a country club. Mr. Blasco is currently involved in building The Centre and The Reserve at Spanish Trail, a mixed use commercial development of office, retail and rental units.

     Directors of the Company who are also employees of the Company receive no compensation for service on the Company's Board of Directors or its committees. All other directors receive an annual director's fee of $24,000, payable quarterly in arrears. Directors may also be reimbursed for out-of-pocket expenses incurred in connection with attending Board of Director or committee meetings.

BOARD OF DIRECTORS AND COMMITTEES TO THE BOARD

     The Board of Directors held ten regular meetings during 1997. During 1997, each director attended at least 75% of the aggregate number of meetings of the Board and the respective Committees on which he served while a member thereof. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     The Audit Committee, which was established in March, 1996, consisted of Messrs. Corrigan and Blasco. The Audit Committee held two meetings during the year 1997. The Audit Committee has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditor's examination and reviewing annual financial statements, related party transactions, potential conflict situations and corporate accounting policies.

     The Compensation Committee, which was established in July, 1996, consisted of Messrs. Corrigan, Silverman and Blasco in 1997. The Compensation Committee held one meeting during the year 1996. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The functions performed by the Compensation Committee include oversight of executive compensation, review of the Company's overall compensation programs, and administration of certain of the Company's incentive compensation programs.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid by the Predecessor Partnerships and the Company during 1995, 1996 and 1997 to each executive officer (the "Named Executive Officers") whose compensation exceeded $100,000 (or would have exceeded $100,000 had such person been employed for the full year), in all capacities in which they served.


                           SUMMARY COMPENSATION TABLE

                                                                                             All Other
                                                                                             ---------
                                                             Annual Compensation           Compensation
                                                             -------------------           ------------
     Name and Principal Position             Year            Salary         Bonus
     ---------------------------             ----            ------         -----

Michael J. Gaughan........................   1997            $300,000       $    --         $   4,750
   Partner, Gold Coast Partnership and       1996             300,000       195,000             4,750(3)
   Barbary Coast Partnership (1995);         1995                  --            --           628,000(5)
   Chairman of the Board and Chief
   Executive Officer of the Company

Harlan D. Braaten.........................   1997            $250,000      $250,000(4)      $   4,750
 President and Chief Operating Officer,      1996             250,000       162,500                --
 the Company(1)                              1995              34,406(1)         --                --

Gage Parrish..............................   1997            $200,000      $     --         $   4,750
  Chief Financial Officers, Gold Coast       1996             150,000        52,500             3,040(3)
  Partnership and the Company(2)             1995             128,741        25,000             3,840(3)


(1) Mr. Braaten joined the Company in October 1995 as President and Chief Financial Officer of the Company and Coast Hotels. Mr. Braaten was appointed as Chief Operating Officer of the Company and Coast Hotels in February 1996.

(2) Mr. Parrish served as Vice President, Finance and Controller of the Company and Coast Hotels from September 1995 to February 1996, Mr. Parrish was named Chief Financial Officer of the Company and Coast Hotels.

(3) The amount reflects matching contributions paid to the Company's 401(k) Profit Sharing Plan and Trust.

(4) Amounts shown include guaranteed payments paid to Michael J. Gaughan under the partnership agreements of the Barbary Coast Partnership and the Gold Coast Partnership. Mr. Gaughan received no compensation from the Predecessor Partnerships except as set forth above, although Mr. Gaughan participated pro rata with the other partners in the distributions made by the Predecessor Partnerships.

CERTAIN EMPLOYMENT AGREEMENTS

  The Company has an employment agreement with Mr. Braaten pursuant to which Mr. Braaten is entitled to receive a minimum base salary of $250,000. In addition, in the event of a termination of Mr. Braaten's employment other than for failure to comply with Nevada gaming regulations or his arrest on a felony offense, Mr. Braaten will be entitled to receive a severance payment in an amount equal to one year's base salary plus any pro rata bonus payment to which he is entitled. The agreement also provides that in the event the Company makes an initial public offering of the common stock of the Company, Mr. Braaten will receive an option to acquire a number of share of such common stock of the Company equal to two percent of the Company common stock issued and outstanding (giving effect to the initial public offering) at the initial public offering price. The option, if granted, will be vested as of the initial public offering date with respect to one-third of the shares covered thereby, and will vest with respect to one-third of the shares covered thereby on each of the first and second anniversaries of the initial public offering. Mr. Braaten's employment agreement further provides that if Messrs. Gaughan and Herbst cease to own in the aggregate at least five percent of the outstanding stock of the Company, then Mr. Braaten will be entitled to receive $250,000 from the Company if he is terminated by the Company within six months after the date on which the collective ownership of Company stock by Messrs. Gaughan and Herbst is less than five percent of the outstanding stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Until June 1996, the Company did not have a compensation committee or other committee of the Board of Directors performing equivalent functions. During the fiscal year ended December 31, 1997, the compensation paid to Michael J. Gaughan was the same determined pursuant to the terms of the partnership agreements of the Predecessor Partnerships. The compensation paid to Messrs. Braaten and Parrish in fiscal year 1996 was determined by the Board of Directors of the Company. All subsequent and future compensation determinations with respect to the Named Executive Officers were recommended by the Compensation Committee and voted upon by those members of the Board of Directors who are not Named Executive Officers

BONUS PLAN

  In fiscal 1996, the Company established a bonus plan designed to reward executive officers and other key employees for their contributions to the Company's business objectives and operating results. Bonuses may be awarded in the discretion of the Board of Directors based upon achievement of financial targets established by the Board of Directors on an annual basis, and generally will be equal to a percentage of the recipient's base salary, depending on the target achieved.

RETIREMENT PLAN

  The Company maintains a defined contribution (401(k)) plan for its employees. All employees not covered by the collective bargaining agreements are eligible to participate. The employees may elect to defer up to 15% of their annual compensation, subject to statutory limits. The Company makes matching contributions of 50% of the first 6% of the employees' contribution. The Company's contribution expense for the plan was approximately $1,176,000 and $842,000 for the years ended December 31, 1996 and 1997 respectively. In addition to the Company's 401(k) contributions, the Company contributes to multi-employer plans under the collective bargaining agreements at the Barbary Coast. The amount contributed for 1996 and 1997 was approximately $274,000 and $313,000, respectively.

CERTAIN TRANSACTIONS

  The Company maintains numerous racetrack dissemination contracts with Las Vegas Dissemination Company, Inc. ("LVD"). John Gaughan, Michael J. Gaughan's son, is the president and sole shareholder of LVD. LVD provides certain dissemination and pari-mutuel services to the Gold Coast, Barbary Coast and The Orleans. LVD has been granted a license by the Nevada Gaming Authorities to disseminate live racing for those events and tracks for which it contracts and has been granted the exclusive right to disseminate all pari-mutuel services and race wire services in the State of Nevada. Under these dissemination contracts, the Company pays to LVD an average of 3% of the wagers accepted for races held at the racetracks covered by the respective contracts. The Company also pays to LVD a monthly fee for race wire services. For the fiscal year ended December 31, 1997, the Company incurred expenses payable to LVD of approximately $1.1 million. The terms on which such services are provided are regulated by the Nevada Gaming Authorities.

  Tiberti Construction served as the general contractor for the original construction of the Gold Coast and for certain expansions thereof, and for the original construction of the Barbary Coast and all expansions thereof. Tiberti Construction was also the general contractor for the construction of The Orleans and for the Phase II expansion in 1997. Tiberti Construction entered into a guaranteed maximum price contract with the Company for the construction of buildings and site improvements for a price not to exceed $100.0 million. This amount was subsequently modified by the parties to $112.5 million. J. Tito Tiberti owns approximately 6.7% of the outstanding common stock of Coast Resorts, and is a director, Vice President and Secretary of the Company and Coast Hotels and a direct of Coast West. Mr. Tiberti is the president, a director and shareholder of an together with his immediate family members controls Tiberti Construction. For the year ended December 31, 1997 Coast Hotel and Casinos, Inc. incurred expenses payable to Tiberti Construction of approximately $26.2 million.

  The Company has entered into a lease with The Tiberti Company, a Nevada general partnership, with respect to the real property on which The Orleans is located. Mr. Tiberti, a director of the Company and a director and shareholder of Coast Resorts, is the managing partner of The Tiberti Company. For the fiscal year ended December 31, 1997, the Company paid rental expenses to The Tiberti Company of approximately $2.1 million.

  Michael J. Gaughan, Franklin Toti and Leo Lewis are the owners of LGT Advertising, which serves as the advertising agency for the Gold Coast, the Barbary Coast and The Orleans. LGT Advertising purchases advertising for the Company's casinos from third parties and passes any discounts directly through to the Company. LGT Advertising receives no compensation or profit for such activities, and invoices the Company for actual costs incurred. LGT Advertising uses the Company's facilities and employees in rendering its services, but does not pay any compensation to the Company for such use. None of Messrs. Gaughan, Toti or Lewis receives any compensation from LGT Advertising. For the fiscal year ended December 31, 1997, Coast Hotels and Casinos, Inc. incurred expenses payable to LGT Advertising of approximately $7.5 million.

  The Company has purchased certain of its equipment and inventory for its respective operations from RJS, a Nevada corporation that is owned by Michael J. Gaughan's father and Steven Delmont, the Company's restaurant manager ("RJS"). RJS invoices the Company for actual costs incurred. For the fiscal year ended December 31, 1997, the company incurred expenses payable to RJS of approximately $1.4 million.

  Michael J. Gaughan is the majority shareholder of Nevada Wallboards, Inc., a Nevada corporation ("Nevada Wallboards"), which prints wallboards and parlay cards for the use in the Company's race and sports books. Mr. Gaughan receives no compensation from Nevada Wallboards. The Company expects to continue to purchase wallboards and parlay cards from Nevada Wallboards. For the fiscal year ended December 31, 1997, Coast Hotels and Casinos, Inc. incurred expenses payable to Nevada Wallboards of approximately $198,000.

  Charles Silverman, a director of the Company and Coast Hotels is the president of Yates-Silverman, Inc., which has been retained by the Company as the designer of The Orleans. For the fiscal year ended December 31, 1997, Coast Hotels and Casinos, Inc. incurred expenses payable to Yates-Silverman of $176,500.

  The foregoing transactions are believed to have been on terms no less favorable to Coast Hotels and Casinos, Inc. than could have been obtained from unaffiliated third parties and were approved by a majority of the disinterested directors of the Company. Any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be on terms no less favorable to the Company than may be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors of the Company.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") require the Company's officers and directors, and persons who own more than ten percent of the issued and outstanding shares of the Company's equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Such persons are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, and any written representations provided to it, the Company believes that each of the officers, directors, and owners of more than 10% of the outstanding Common Stock of the Company are in compliance with Section 16(a) of the Securities Exchange Act of 1934 for the year 1997.

                         BENEFICIAL OWNERSHIP OF SHARES

  The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of April 13, 1998 (i) each person who, to the Company's knowledge, owns more than 5% of the outstanding common stock, (ii) each director of the Company, (iii) each other person named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group.

Name(1)                                                         Number of            Percentage
----                                                            ---------            ----------
                                                                  Shares
                                                                  ------

Michael J. Gaughan                                             447,576.04            29.95%
Jerry Herbst                                                   255,738.08            17.11%
Jimma Lee Beam                                                 104,529.41             6.99%
Franklin Toti                                                   99,776.47             6.68%
J. Tito Tiberti                                                 92,826.47(2)          6.21%
Harlan D. Braaten                                                  --                  --
Gage Parrish                                                       --                  --
Joseph Blasco                                                      --                  --
F. Michael Corrigan                                              3,263.24              .22%
Charles Silverman                                                  --                  --
All directors and executive officers as a group
(8 persons)                                                    799,403.83            53.49%


______________________________________________



(1) The address of Messrs. Gaughan and Toti is 4500 West Tropicana Avenue, Las Vegas, Nevada 89103. The address of Mr. Herbst is 5195 Las Vegas Boulevard South, Las Vegas, Nevada 89119. The address of Mr. Tiberti is 1806 South Industrial Road, Las Vegas, Nevada 89102. The address of Ms. Beam is 2409 Windjammer Way, Las Vegas, Nevada 89107. The address of Mr. Corrigan is 4100 West Flamingo Road, Las Vegas, Nevada 89103.

(2) Includes 3,475 shares held by Mr. Tiberti's daughter, as to which Mr. Tiberti disclaims beneficial ownership.


  There is no public market for the Company's common stock.

ANNUAL REPORT

  The Annual Report of the Company for the fiscal year ended December 31, 1997, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, without the exhibits thereto, was on April 14, 1998, mailed to stockholders of record at the close of business on April 13, 1998.

  The company will provide a copy of the Annual Report and of the exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to Gage Parrish, Vice President and Chief Financial Officer, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103.

                         COMPENSATION COMMITTEE REPORT

  The Compensation committee of the Board of Directors was appointed in June 1996. For compensation decisions in 1997 and following, the Compensation Committee will review and recommend compensation levels for executive officers of the Company and oversee and administer the Company's executive compensation programs. The Compensation Committee recommends, and the Board of Directors determines compensation levels for the executive officers of the Company. All members of the Compensation Committee are outside directors, who are not eligible to participate in any of the compensation programs that the Committee oversees.

  The Company's executive compensation plans are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Company's short and long-term profitability, growth and return to stockholders. Compensation for the Company's executive officers generally consists of salary and an annual incentive award under the bonus plan. In the future, compensation is expected to include long-term incentive awards such as stock options.

  Executive officers also participate in a 401(k) plan, a medical plan and other benefit plans available to employees generally.

  Pay levels for executives generally are expected to be based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions internally and at other competitive gaming companies.

  The determination of salary increases, annual incentive awards and long-term incentive awards is expected to be reviewed annually based on the performance of the Company. Also factored into these decisions will be each executive's individual performance and contribution to the Company's future positioning. Although the components of compensation (salary, annual bonuses and long-term incentive awards) will be reviewed separately, compensation decisions are expected to be made based on a review of the total compensation level awarded compared to other executives with similar gaming companies. In establishing 1997 compensation for the named executive officers, the Board of Directors took into account the compensation paid to Messrs. Gaughan and Parrish and the levels of compensation paid to executives in the gaming industry generally.

  For the year 1998 it was determined that compensation levels for key executives would remain the same as that for 1997 with performance based bonuses to be awarded at the end of the year based on achievement by the Company of targeted performance criteria.


                                      By the Compensation Committee
                                              Charles Silverman
                                              F. Michael Corrigan
                                              Joseph Blasco

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's 1999 proxy solicitation material must set forth such proposal in writing and file it with the Secretary of the Company on or before December 28, 1998. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its 1999 proxy solicitation materials. Any eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held.

                            SOLICITATION OF PROXIES

  The cost of this solicitations shall be borne by the Company. Proxies may be solicited by mail, telephone, or telegraph, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their name or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.

                                 OTHER BUSINESS

  The Board does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or at any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary. Pursuant to the Company's Bylaws, in order to present business at the Annual Meeting other than that proposed by the Board, a stockholder must give written notice to the Secretary of the Company not later than sixty days in advance of the Annual Meeting. Any such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (I) the reasons for conducting such business at the meeting,
(ii) the name and address, as they appear on the Company's books and records, of the stockholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.


                              By Order of the Board of Directors


                              /s/ J. Tito Tiberti
                              J. Tito Tiberti
                              Secretary

PROXY

                              COAST RESORTS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                    FOR THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Michael J. Gaughan, Harlan
D. Braaten, and J. Tito Tiberti, and each or any of them (and, if two or more of them act hereunder, by action of a majority of them), attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $.01 par value, of Coast Resorts, Inc. (the Company), that the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (Pacific Daylight
Time) at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 13, 1998, and at any and all adjournments or postponements thereof (the "Meeting"), as herein specified (or, if no direction is given, FOR the nominees named below) and in such proxyholder's discretion upon any other matter that may properly come before the Meeting.

  A. ELECTION OF DIRECTORS

    CLASS II (for election to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and have qualified): F. MICHAEL CORRIGAN, CHARLES SILVERMAN, JOSEPH BLASCO.

_____  FOR all nominees listed above (except as marked to the contrary above):

     -or-

_____  WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THAT NOMINEE'S NAME IN THE LISTS ABOVE.

     B. IN THE DISCRETION OF THE PROXYHOLDERS with respect to any other matter which may properly come before the Meeting. The Board of Directors is not aware of any other matters that will be presented at the meeting.

     THE SHARES VOTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE.

                             IMPORTANT: Please sign your name or names exactly
                   as they appear on this Proxy. When signing as attorney, executor or administrator, trustee or guardian, please give your full title as such. If shares are held jointly, EACH holder should sign.

                     _______________________________________________

                                        Signature

                     ________________________________________________________

                                        Signature

                     DATE:____________________________________________, 1998.


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.